UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2021, Applied DNA Sciences, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “2021 Annual Meeting”). The following proposals were voted on and were approved by the Company’s stockholders at the 2021 Annual Meeting with the stockholders having voted as set forth below:

I.	To elect eight directors to serve until the 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	For	Withhold	Broker Non-Votes
James A. Hayward	1,571,895	149,891	2,477,667
John Bitzer, III	1,330,637	391,149	2,477,667
Robert B. Catell	1,321,799	399,987	2,477,667
Joseph D. Ceccoli	1,622,020	99,766	2,477,667
Scott Anchin	1,662,903	98,883	2,477,667
Yacov A. Shamash	1,559,583	162,203	2,477,667
Sanford R. Simon	1,489,843	231,943	2,477,667
Elizabeth M. Schmalz Ferguson	1,611,876	109,910	2,477,667

II.	To ratify the approval, filing and effectiveness of the Certificate of Amendment to the Company’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on September 16, 2020 to decrease the number of the authorized shares of the Company’s common stock, par value $0.001 per share, to 200,000,000.

For	Against	Abstain
3,928,842	259,712	10,899

III.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

For	Against	Abstain
4,065,578	108,612	25,263

IV.	To act upon other matters which may properly come before the 2021 Annual Meeting.

For	Against	Abstain
3,308,824	652,775	237,854

Each of the foregoing voting results from the 2021 Annual Meeting is final.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2021	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer